--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                       MARCH 6, 2002 (DECEMBER 21, 2001)

                              [DEAN FOODS COMPANY]

                               DEAN FOODS COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1-12755                       75-2559681
 (State or Other Jurisdiction      (Commission File Number)      (IRS Employer Identification
       of Incorporation)                                                     No.)

                    2515 MCKINNEY AVENUE, LB 30, SUITE 1200
                              DALLAS, TEXAS 75201
              (Address of principal executive offices) (zip code)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (214) 303-3400

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Explanatory Note: This Current Report on Form 8-K/A amends the Registrant's Current Report on Form 8-K dated and filed January 7, 2002 to include financial statements of old Dean Foods Company ("Old Dean Foods") and pro forma financial information relating to the Registrant's acquisition of Old Dean Foods and certain related divestitures, in accordance with Items 7(a)(4) and 7(b)(2) of Form 8-K. The Registrant previously reported the completion of its acquisition of Old Dean Foods, now known as Dean Holding Company, and the related divestitures in its Current Report on Form 8-K dated January 7, 2002. The acquisition and divestitures were completed on December 21, 2001.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     In connection with the acquisition by merger of Old Dean Foods by our wholly-owned subsidiary, Blackhawk Acquisition Corp., on December 21, 2001, the financial statements required by Item 7(a) of the General Instructions to Form 8-K have been included in the following documents, previously filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, and are hereby incorporated by reference:

          1. Old Dean Foods' Annual Report on Form 10-K for the year ended May 27, 2001 (File No. 001-08262).

          2. Old Dean Foods' Quarterly Report on Form 10-Q for the quarterly period ended August 26, 2001 (File No. 001-08262).

          3. Dean Holding Company's Quarterly Report on Form 10-Q for the quarterly period ended November 25, 2001 (File No. 001-08262).

  (b) PRO FORMA FINANCIAL INFORMATION

     The accompanying unaudited pro forma financial information for the year ended December 31, 2000 and the nine months ended September 30, 2001 is derived from the historical financial statements of Suiza Foods Corporation (now known as Dean Foods Company) and old Dean Foods and gives effect to the following transactions:

     - The acquisition by merger of old Dean Foods by our wholly-owned subsidiary, Blackhawk Acquisition Corp (the "merger"). The acquisition was accounted for under the purchase method of accounting. Blackhawk Acquisition Corp. survived the merger and immediately thereafter changed its name to Dean Holding Company ("Dean Holding" or "legacy Dean"). Immediately after the merger, we changed our name to Dean Foods Company ("new Dean", "Suiza" or "legacy Suiza").

     - The purchase of Dairy Farmers of America, Inc.'s ("DFA") 33.8% minority interest in our subsidiary, Suiza Dairy Group, L.P.

     - The divestiture of eleven plants located in areas where our operations and those of legacy Dean overlapped. These divestitures were required in order to obtain regulatory approval for the acquisition.

     - The refinancing of certain of our indebtedness and that of Dean Holding.

     The legacy Dean historical financial information included in the pro forma financial information for the year ended December 31, 2000 is derived from legacy Dean's results of operations for the twelve months ended November 26, 2000. The legacy Dean historical financial information included in the pro forma financial information for the nine months ended September 30, 2001 is derived from legacy Dean's results of operations for the nine months ended November 25, 2001. The legacy Dean historical financial information included in the pro forma balance sheet is derived from Dean Holding's balance sheet as of November 25, 2001. Prior to the merger, legacy Dean's actual fiscal year ended on the last Sunday of May. Subsequent to the merger, Dean Holding changed its fiscal year end to December 31. The pro forma balance sheet data is presented as if the merger and the related transactions had occurred on September 30, 2001. The pro forma statements of income assume the merger and the related transactions occurred on January 1, 2000.

     New Dean has not completed a final allocation of the purchase price to the fair values of assets and liabilities of Dean Holding and the related business integration plans. New Dean expects that the ultimate purchase price allocation may include additional adjustments to the fair values of depreciable tangible assets, identifiable intangible assets (some of which will have indefinite lives) and the carrying values of certain liabilities. Accordingly, to the extent that such assessments indicate that the fair value of the assets and liabilities differ from their preliminary purchase allocations, such difference would adjust the amounts allocated to those assets and liabilities and would change the amounts allocated to goodwill. The pro forma statements of income do not include cost savings from synergies which may be achievable subsequent to the closing of the merger or the impact of non-recurring items directly related to the merger.

     The pro forma information shown under this heading is unaudited, is presented for informational purposes only, is not necessarily indicative of the financial position or results of operations that would actually have occurred had the merger or the related transactions been consummated as of the dates or at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes thereto and those of Dean Holding.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                     RECLASSIFICATION    PURCHASE
                                    LEGACY       LEGACY      ACQUISITION OF            OF DIVESTED      OF MINORITY
                                    SUIZA         DEAN        LEGACY DEAN               OPERATIONS       INTEREST      PRO FORMA
                                  ----------   ----------    --------------          ----------------   -----------    ----------
                                                                                           (H)
Net sales.......................  $5,756,303   $4,193,293(a)   $       --               $(710,547)       $     --      $9,239,049
Cost of sales...................   4,330,067    3,165,289(a)       (5,964)(d)            (537,160)                      6,952,232
                                  ----------   ----------      ----------               ---------        --------      ----------
Gross profit....................   1,426,236    1,028,004           5,964                (173,387)             --       2,286,817
Operating costs and expenses:
  Selling and distribution......     812,274      643,215(a)       (2,230)(d)            (112,971)                      1,340,288
  General and administrative....     182,570      131,204            (341)(d)             (19,422)         (1,000)(i)     293,011
  Amortization of intangibles
    and other assets............      52,441       22,271         (13,914)(d),(e)          (4,209)                         56,589
  Plant closing and other
    costs.......................       3,388        6,078                                                                   9,466
  Litigation settlement costs...       7,500                                                                                7,500
                                  ----------   ----------      ----------               ---------        --------      ----------
         Total operating costs
           and expenses.........   1,058,173      802,768         (16,485)               (136,602)         (1,000)      1,706,854
                                  ----------   ----------      ----------               ---------        --------      ----------
Operating income................     368,063      225,236          22,449                 (36,785)          1,000         579,963
Other (income) expense:
  Interest expense, net.........     112,586       60,606          85,464(f)                               13,793(j)      272,449
  Finance charges on trust
    issued preferred
    securities..................      33,595                                                                               33,595
  Equity in earnings of
    unconsolidated affiliates...     (11,453)         414                                                                 (11,039)
  Income on divested
    operations..................                                                          (22,325)         22,325(i)
  Other income, net.............        (630)     (10,000)(c)                                (491)                        (11,121)
                                  ----------   ----------      ----------               ---------        --------      ----------
         Total other (income)
           expense..............     134,098       51,020          85,464                 (22,816)         36,118         283,884
                                  ----------   ----------      ----------               ---------        --------      ----------
Income from continuing
  operations before income
  taxes.........................     233,965      174,216         (63,015)                (13,969)        (35,118)        296,079
Income taxes....................      90,303       66,689         (25,100)(g)             (13,969)         (5,117)(g)     112,806
Minority interest in earnings...      29,911                                                              (29,340)(i)         571
                                  ----------   ----------      ----------               ---------        --------      ----------
Income from continuing
  operations....................  $  113,751   $  107,527      $  (37,915)              $      --        $   (661)     $  182,702
                                  ==========   ==========      ==========               =========        ========      ==========
Earnings per share from
  continuing operations:
Basic...........................  $     4.03                                                                           $     4.19
Diluted.........................  $     3.68                                                                           $     3.91
Average common shares:
Basic...........................  28,195,043                   15,459,528(k)                                           43,654,571(k)
Diluted.........................  36,671,264                   15,459,528(k)                                           52,130,792(k)

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income For the Year Ended December 31, 2000 and the Nine Months Ended September 30, 2001.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                    RECLASSIFICATION    PURCHASE
                               LEGACY        LEGACY       ACQUISITION OF              OF DIVESTED      OF MINORITY
                                SUIZA         DEAN         LEGACY DEAN                 OPERATIONS       INTEREST       PRO FORMA
                             -----------   ----------     --------------            ----------------   -----------    -----------
                                                                                          (H)
Net sales..................  $ 4,557,158   $3,448,956(a)   $        --              $       (546,395)   $     --      $ 7,459,719
Cost of sales..............    3,477,209    2,680,702(a)        (6,906)(d)                  (419,616)                   5,731,389
                             -----------   ----------      -----------              ----------------    --------      -----------
Gross profit...............    1,079,949      768,254            6,906                      (126,779)         --        1,728,330
Operating costs and
  expenses:
  Selling and
    distribution...........      622,746      483,609(a)        (2,053)(d)                   (86,720)                   1,017,582
  General and
    administrative.........      131,498      116,000             (373)(d)                   (14,929)       (750)(i)      231,446
  Amortization of
    intangibles and other
    assets.................       39,914       18,658          (12,394)(d),(e)                (3,140)                      43,038
  Plant closing and other
    costs..................          843                                                                                      843
  Merger-related costs.....                    35,691(b)       (35,691)(b)
                             -----------   ----------      -----------              ----------------    --------      -----------
        Total operating
          costs and
          expenses.........      795,001      653,958          (50,511)                     (104,789)       (750)       1,292,909
                             -----------   ----------      -----------              ----------------    --------      -----------
Operating income...........      284,948      114,296           57,417                       (21,990)        750          435,421
Other (income) expense:
  Interest expense, net....       76,494       49,920           57,059(f)                                  8,540(j)       192,013
  Finance charges on trust
    issued preferred
    securities.............       25,186                                                                                   25,186
  Equity in earnings of
    unconsolidated
    affiliates.............        2,565       (2,251)                                                                        314
  Income on divested
    operations                                                                               (14,410)     14,410(i)
  Other income, net........        1,600                                                                                    1,600
                             -----------   ----------      -----------              ----------------    --------      -----------
        Total other
          (income)
          expense..........      105,845       47,669           57,059                       (14,410)     22,950          219,113
                             -----------   ----------      -----------              ----------------    --------      -----------
Income from continuing
  operations before income
  taxes....................      179,103       66,627              358                        (7,580)    (22,200)         216,308
Income taxes...............       65,452       24,762            2,896(g)                     (7,580)     (3,116)(g)       82,414
Minority interest in
  earnings.................       26,109                                                                 (25,593)(i)          516
                             -----------   ----------      -----------              ----------------    --------      -----------
Income from continuing
  operations...............  $    87,542   $   41,865      $    (2,538)             $             --    $  6,509      $   133,378
                             ===========   ==========      ===========              ================    ========      ===========
Earnings per share from
  continuing operations:
Basic......................  $      3.17                                                                              $      3.10
Diluted....................  $      2.86                                                                              $      2.89
Average common shares:
Basic......................   27,594,599                    15,459,528(k)                                              43,054,127(k)
Diluted....................   36,180,167                    15,459,528(k)                                              51,639,695(k)

  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income For the Year Ended December 31, 2000 and the Nine Months Ended September 30,
                                     2001.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME
  FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE NINE MONTHS ENDED SEPTEMBER 30,
                                      2001
                        (IN THOUSANDS EXCEPT SHARE DATA)

     (a) The Emerging Issues Task Force of the Financial Accounting Standards Board Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs" was adopted by legacy Dean in the fourth quarter of its fiscal year ended May 27, 2001. This resulted in a reclassification to legacy Dean's income statement for its fiscal year ended May 27, 2001. This reclassification has been reflected in the historical Dean Foods amounts in these pro forma financial statements. There was no net impact on legacy Dean's operating income or net income as a result of this reclassification.

     (b) Legacy Dean recorded a pre-tax charge of $35.7 million ($22.1 million after-tax) in the nine months ended November 25, 2001 for merger-related costs. These charges consist of professional fees of $15.4 million, severance and employee stay costs of $5.3 million and a $15.0 million charge relating to a lease commitment on office space that the company will not occupy. These costs directly related to the merger have been eliminated from the pro forma statement of income for the nine months ended September 30, 2001.

     (c) On December 1, 2000, legacy Dean sold a $30 million subordinated note which was received as part of the proceeds from the sale of legacy Dean's vegetable business in legacy Dean's 1999 fiscal year, for cash proceeds of $10 million. Due to the uncertainty of the collectibility of the note, the note was originally valued at a nominal amount. As a result of the sale, legacy Dean reversed $10 million of the original reserve against the note, resulting in a $10 million pre-tax gain in its second quarter of fiscal 2001.

     (d) Pro forma adjustment to depreciation and amortization to reflect the depreciation and amortization of the fair values of property and equipment and identifiable intangibles over their estimated useful lives.

     (e) Pro forma adjustment to eliminate legacy Dean's historical amortization of goodwill, net of the amounts related to legacy Dean's divested operations.

     On June 29, 2001, the Financial Accounting Standards Board issued a new business combinations financial accounting standard and a new goodwill and intangible asset financial accounting standard. The new business combinations financial accounting standard and the portion of the new intangible asset financial accounting standard related to the elimination of the requirement to amortize goodwill and intangibles with indefinite lives, are effective for acquisitions completed after June 30, 2001 and therefore no amortization for goodwill or intangibles with indefinite lives has been included for the purchase of Dean Holding. The remaining provisions of the new intangible asset financial accounting standard which will discontinue the requirement to amortize existing goodwill and existing intangibles with indefinite lives for business combinations completed prior to June 30, 2001 were not effective for new Dean until January 1, 2002. Since these remaining provisions were not yet effective in the periods presented in these pro formas, no pro forma adjustment has been included for the elimination of historical new Dean amortization of goodwill and intangibles with indefinite lives.

     New Dean has not completed a final allocation of the purchase price to the fair value of assets and liabilities of legacy Dean and the related business integration plans. New Dean expects that the ultimate purchase price allocation may include additional adjustments to the fair values of depreciable tangible assets, identifiable intangible assets (some of which will have indefinite lives) and the carrying value of certain liabilities. Accordingly, to the extent that such assessments indicate that the fair value of the assets and liabilities differ from their preliminary purchase price allocations, such difference would adjust the amounts allocated to those assets and liabilities and would change the amounts allocated to goodwill. Assuming a weighted average useful life of depreciable assets of 15 years, every $10 million of excess purchase price which is reallocated between depreciable assets and goodwill will result in a change in depreciation expense for the year ended December 31, 2000 of approximately $.7 million and for the nine month period ended September 30, 2001 of approximately $0.5 million.

     (f) Pro forma adjustment to reflect interest expense on the new credit facility borrowings and borrowings under the receivable-backed loan, partially offset by the elimination of interest expense related to repaid debt, as follows:

                                                                              NINE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2000           2001
                                                              ------------   -------------
Interest on proceeds under new credit facility assuming a
  weighted average interest rate of 9.14% for the year and
  7.54% for the nine month period...........................    $166,716       $103,218
Interest on borrowings under receivable-backed loan assuming a weighted average interest rate of 6.91% for the year and
  5.26% for the nine month period...........................      27,642         15,776
Letter of credit and commitment fees........................       4,161          3,067
Amortization of fair value adjustment on Dean Holding's
  debt......................................................       3,499          2,530
Amortization of deferred financing costs....................       8,434          6,326
Less historical interest expense on the following debt:
  New Dean credit facility, including letter of credit and
     commitment fees........................................     (98,266)       (55,123)
  New Dean receivable-backed loan...........................      (5,482)        (7,452)
  Amortization of deferred financing costs..................      (2,344)        (1,952)
  Dean Holding's commercial paper and revolving credit
     facility...............................................     (18,896)        (9,331)
                                                                --------       --------
Pro forma adjustment to interest expense on debt
  facilities................................................    $ 85,464       $ 57,059
                                                                ========       ========

     A 0.125% increase in the interest rate on the new credit facility and the receivable-backed loan would increase interest expense by $3.0 million and $2.2 million for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively.

     (g) Pro forma adjustment to reflect income taxes on adjustments at an estimated overall effective tax rate of 38.1%.

     (h) Pro forma adjustment to reclassify the operations of the eleven milk processing plants to be divested to a single line item, "Income on divested operations."

     (i) Pro forma adjustment to reflect new Dean's acquisition of DFA's minority interest in Suiza Dairy Group and the elimination of the minority interest charge related to DFA's minority interest. In addition, management fees payable to DFA of $1 million and $0.75 million for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively, have been eliminated.

     (j) Pro forma adjustment to reflect interest expense on $150.9 million in borrowings under the new credit facility to fund the purchase, assuming a weighted average interest rate of 9.14% and 7.54% for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively. These borrowings were used to pay the cash portion of consideration to purchase DFA's minority interest in Suiza Dairy Group.

     (k) Pro forma shares reflect historical new Dean basic and diluted shares adjusted for the issuance of shares to legacy Dean stockholders in connection with the merger.

     These pro forma statements of income do not include adjustments to reflect cost savings from synergies which may be achievable subsequent to the closing of the merger or the impact of non-recurring items directly related to the merger. In connection with the refinancing of existing credit facilities, new Dean will record an extraordinary loss of $4.9 million, net of income taxes of $3.0 million, related to the write-off of unamortized deferred financing costs of the old credit facility. New Dean would recognize an estimated gain of $29.5 million, net of income taxes of $18.1 million, on the sale of existing legacy Suiza plants to DFA in connection with the purchase of DFA's minority interest in Suiza Dairy Group. In addition, new Dean realized a tax benefit of $12.0 million from the divestiture of the four legacy Dean plants. These pro forma statements also do not include a charge of $28.5 million recognized during the fourth quarter of 2001 to amend existing milk supply arrangements with DFA.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                                                                     RECLASSIFICATION    PURCHASE      PRO FORMA
                                     LEGACY       LEGACY     ACQUISITION OF            OF DIVESTED      OF MINORITY     BALANCE
                                     SUIZA         DEAN       LEGACY DEAN               OPERATIONS       INTEREST        SHEET
                                   ----------   ----------   --------------          ----------------   -----------    ----------
                                                                                           (e)              (f)
Current assets:
  Cash and cash equivalents......  $   25,761   $   37,411     $       --               $      --        $      --     $   63,172
  Receivables, net of allowance
    for doubtful accounts........     540,791      353,327                                (59,825)                        834,293
  Inventories....................     209,616      261,127         23,434(a)              (16,829)                        477,348
  Refundable income taxes........       1,268                                                                               1,268
  Deferred income taxes..........      60,844       49,340         38,964(a)               (2,550)                        146,598
  Prepaid expenses and other
    current assets...............      56,174       29,496        (32,468)(d)              (1,440)                         51,762
                                   ----------   ----------     ----------               ---------        ---------     ----------
Total current assets.............     894,454      730,701         29,930                 (80,644)                      1,574,441
Property, plant and equipment,
  net............................   1,011,645      907,288       (114,597)(a)            (136,178)                      1,668,158
Carrying value of net assets to
  be divested....................                                                         236,136         (236,136)
Intangible and other assets......   1,926,679      700,335      1,121,951(a),(b),         (80,070)         (64,079)     3,604,816
                                                                         (c),(d)
                                   ----------   ----------     ----------               ---------        ---------     ----------
         Total...................  $3,832,778   $2,338,324     $1,037,284               $ (60,756)       $(300,215)    $6,847,415
                                   ==========   ==========     ==========               =========        =========     ==========
Current liabilities:
  Accounts payable and accrued
    expenses.....................  $  543,076   $  447,422     $  116,226(a),(c)        $ (47,141)       $      --     $1,059,583
  Income taxes payable...........      11,012       43,442         (3,008)(b)              15,472            6,063         72,981
  Current portion of long-term
    debt.........................     164,919       20,150        (66,250)(c)                (523)                        118,296
                                   ----------   ----------     ----------               ---------        ---------     ----------
         Total current
           liabilities...........     719,007      511,014         46,968                 (32,192)           6,063      1,250,860
Long-term debt...................   1,119,087      936,015        855,430(a),(c)          (10,106)         150,918(c)   3,051,344
Other long-term liabilities......      60,695       32,310        119,984(a)                 (375)          40,000        252,614
Deferred income taxes............     139,586      118,313         21,096(a)              (18,083)                        260,912
Mandatorily redeemable
  convertible trust issued
  preferred securities...........     584,459                                                                             584,459
Minority interest in
  subsidiaries...................     515,472                                                             (515,472)
Stockholders' equity.............     694,472      740,672         (6,194)(a),(b)                           18,276      1,447,226
                                   ----------   ----------     ----------               ---------        ---------     ----------
         Total...................  $3,832,778   $2,338,324     $1,037,284               $ (60,756)       $(300,215)    $6,847,415
                                   ==========   ==========     ==========               =========        =========     ==========

     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS EXCEPT SHARE DATA)

     (a) In connection with the merger, new Dean paid each legacy Dean stockholder $21.00 in cash per share and issued 0.429 shares of new Dean common stock for each of the 36.0 million shares of legacy Dean common stock outstanding at the date of the merger. In addition new Dean issued approximately ..752 new Dean stock options for each outstanding stock option of legacy Dean.

     The following summarizes the total assumed purchase price and related preliminary allocation to the net assets acquired:

Total purchase price:
  Fair value of new Dean common stock based on an average
     price per share of $47.83 around the announcement
     date...................................................   $  739,366
  Cash consideration........................................      756,760
  Estimated transaction costs...............................       55,735
                                                               ----------
          Net purchase price................................   $1,551,861
                                                               ==========
Purchase price allocation:
  Net purchase price........................................   $1,551,861
  Historical net assets acquired............................     (740,672)
                                                               ----------
  Excess purchase price.....................................      811,189
  Less allocation of excess purchase price:
     Reduction in the carrying value of legacy Dean's senior
      notes to reflect higher fair value interest rates.....      (41,058)
     Increase in the carrying value of inventory to fair
      value.................................................      (23,434)
     Decrease in the carrying value of property, plant and
      equipment to fair value based on expected
      post-acquisition use..................................      114,597
     Increase in other long-term liabilities to reflect fair
      value primarily due to employee benefit plan
      obligations and unfavorable contracts.................      119,984
     Increase in accounts payable and accrued expenses to
      reflect estimated cash liabilities to satisfy (I)
      employee surrender rights under Dean's stock option
      plans of approximately $81.0 million and (ii)
      severance and employee change in control obligations
      of $23.9 million and other required reserves..........      119,313
     Increase in the carrying value of equity-method
      investments to fair value.............................      (30,839)
     Allocation of purchase price to identifiable
      intangibles, including trademarks, tradenames and
      favorable customer contracts, net of existing
      historical amounts....................................     (218,253)
     Current deferred tax effect of fair value
      adjustments...........................................      (38,964)
     Non-current deferred tax effect of fair value
      adjustments...........................................       21,096
                                                               ----------
Excess purchase price allocated to goodwill.................   $  833,631
                                                               ==========

     We have not completed our final assessment of the fair value of assets and liabilities of Dean Holding and the related business integration plans, and thus our purchase price allocation process is incomplete. We expect that the ultimate purchase price allocation will include additional adjustments to the fair values of depreciable tangible assets, changes in preliminary allocations of a portion of the purchase price to both definite and indefinite life indentifiable intangible assets and additional adjustments to the carrying value of certain liabilities, including the finalization of or revisions to potential liabilities associated with business integration plans and termination and change in control benefits. Accordingly, to the extent that such assessments indicate that the fair value of the assets and liabilities differ from the above preliminary allocations, such differences would be allocated to those assets and liabilities and would change the amounts allocated to goodwill.

     (b) In connection with the refinancing of existing credit facilities discussed in (c) below, new Dean recorded an extraordinary loss of $4.9 million, net of income taxes of $3.0 million, related to the write-off of unamortized deferred financing costs of the old credit facility. As a result, intangibles and other assets have been reduced by $7.9 million and taxes have been reduced by $3.0 million, with the residual difference of $4.9 million reflected as a decrease in equity.

     (c) In connection with the merger, new Dean entered into a new credit facility, expanded its receivable-backed loan facility and refinanced certain indebtedness.

     The following table summarizes the sources and uses of the borrowings under the new credit facility and the increase in the receivable-backed loan:

                                               ACQUISITION OF      PURCHASE OF
                                                LEGACY DEAN     MINORITY INTEREST     TOTAL
                                               --------------   -----------------   ----------
Sources:
  Proceeds from the new credit facility......    $1,824,138         $150,918        $1,975,056
  Proceeds from the receivable-backed loan...       150,000                            150,000
                                                 ----------         --------        ----------
          Total sources......................    $1,974,138         $150,918        $2,125,056
                                                 ==========         ========        ==========
Uses:
  Repayment of existing new Dean credit
     facility, including accrued interest of
     $1.7 million............................    $  945,620         $     --        $  945,620
  Repayment of legacy Dean revolving credit
     facility, including accrued interest of
     $1.4 million............................       201,368                            201,368
  Payment of cash consideration to legacy
     Dean stockholders.......................       756,760                            756,760
  Payment of cash consideration to acquire
     DFA minority interest...................                        145,396           145,396
  Payment of estimated financing costs on new
     credit facility, in excess of $16.6
     million previously paid.................        30,527                             30,527
  Payment of estimated transaction costs, in
     excess of $15.8 million previously
     paid....................................        39,863            5,522            45,385
                                                 ----------         --------        ----------
          Total uses.........................    $1,974,138         $150,918        $2,125,056
                                                 ==========         ========        ==========

     (d) Payments of $32.5 million for financing costs on new credit facility and transaction costs through September 30, 2001 are reclassified from prepaid expenses into intangibles and other assets in this pro forma balance sheet.

     (e) Represents the reclassification to a single line item, "Carrying value of net assets to be divested," of the historical carrying values of the net assets of the seven divested legacy Suiza milk processing plants and the fair value of the four divested legacy Dean milk processing plants as part of the purchase price for DFA's minority interest in Suiza Dairy Group.

     (f) Reflects the acquisition of DFA's minority interest in Suiza Dairy Group for consideration of $473.4 million consisting of (i) $145.4 million in cash, (ii) the net assets of eleven milk processing plants at fair value and
(iii) a $40 million subordinated contingent promissory note. The estimated consideration does not include a contingent purchase price amount for potential additional payments to DFA related to the milk supply of legacy Dean plants. As a result of the acquisition of DFA's minority interest in Suiza Dairy Group and the related sale of legacy Suiza plants, new Dean would recognize an estimated gain of $29.5 million, net of income taxes of $18.1 million. In addition, new Dean realized a tax benefit of $12.0 million from the divestiture of the four legacy Dean plants. Also as a result of the acquisition of the DFA minority interest, new Dean will recognize an additional reduction in equity of $11.2 million to fully recognize an accumulated other comprehensive loss on interest rate swaps that had previously been partially allocated to DFA's minority interest in Suiza Dairy Group.

  (c) EXHIBITS

 2.1      --  Agreement and Plan of Merger, dated as of April 4, 2001, among Suiza Foods Corporation, Dean Foods Company and
              Blackhawk Acquisition Corp. (filed as Exhibit 2.1 to Suiza's
              Current Report on Form 8-K, dated as of April 5, 2001, and incorporated herein by reference).
 2.2      --  Credit Agreement, dated as of July 31, 2001, among Suiza
              Foods Corporation, certain subsidiaries of Suiza Foods
              Corporation named therein, as guarantors, the lenders named therein, First Union National Bank, as administrative agent,
              Bank One, N.A., as syndication agent, First Union
              Securities, Inc. and Banc One Capital Markets, Inc., as co-
              lead arrangers and joint book runners, and Fleet National
              Bank, Harris Trust and Savings Bank and Suntrust Bank, N.A.,
              as co-documentation agents (filed as Exhibit 10.3 to Suiza's
              Quarterly Report on Form 10-Q for the quarter ended June 30,
              2001 (File No. 1-12755) and incorporated herein by
              reference).
 2.3*     --  First Amendment to Credit Agreement, dated as of December
              19, 2001, by and among Suiza Foods Corporation, a Delaware corporation, First Union National Bank, as Administrative
              Agent for the lenders party to the Credit Agreement, Bank
              One, NA, as Syndication Agent for the Lenders, Fleet
              National Bank, Harris Trust and Savings Bank and Suntrust
              Bank, as Co-Documentation Agents, and the Required Lenders
              named therein, amending that certain Credit Agreement, dated as of July 31, 2001, among Suiza Foods Corporation, the
              Administrative Agent, the Syndication Agent, the
              Documentation Agents and the Lenders.
 2.4*     --  Amended and Restated Securities Purchase Agreement, dated as of December 21, 2001, among Suiza Foods Corporation, Suiza
              Dairy Group Holdings, Inc., Dairy Farmers of America, Inc.,
              Dairy Rich, LLC and Mid-Am Capital, L.L.C.
23.1      --  Consent of PricewaterhouseCoopers LLP

---------------

* Previously filed with the Registrant's Current Report on Form 8-K dated and filed January 7, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          DEAN FOODS COMPANY

                                          By:      /s/ BARRY FROMBERG
                                            ------------------------------------
                                                Executive Vice President and
                                                  Chief Financial Officer

Dated: March 6, 2002

                                  EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION
------        -----------
2.1           Agreement and Plan of Merger, dated as of April 4, 2001, among
              Suiza Foods Corporation, Dean Foods Company and Blackhawk
              Acquisition Corp. (filed as Exhibit 2.1 to Suiza's Current Report on Form 8-K, dated as of April 5, 2001, and incorporated herein by reference).

2.2           Credit Agreement, dated as of July 31, 2001, among Suiza Foods
              Corporation, certain subsidiaries of Suiza Foods Corporation named therein, as guarantors, the lenders named therein, First Union
              National Bank, as administrative agent, Bank One, N.A., as syndication agent, First Union Securities, Inc. and Banc One
              Capital Markets, Inc., as co-lead arrangers and joint book runners, and Fleet National Bank, Harris Trust and Savings Bank and Suntrust Bank, N.A., as co-documentation agents (filed as Exhibit 10.3 to Suiza's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-12755) and incorporated herein by reference).

2.3*          First Amendment to Credit Agreement, dated as of December 19,
              2001, by and among Suiza Foods Corporation, a Delaware corporation, First Union National Bank, as Administrative Agent for the lenders party to the Credit Agreement, Bank One, NA, as Syndication Agent for the Lenders, Fleet National Bank, Harris
              Trust and Savings Bank and Suntrust Bank, as Co-Documentation
              Agents, and the Required Lenders named therein, amending that certain Credit Agreement, dated as of July 31, 2001, among Suiza
              Foods Corporation, the Administrative Agent, the Syndication
              Agent, the Documentation Agents and the Lenders.

2.4*          Amended and Restated Securities Purchase Agreement, dated as of
              December 21, 2001, among Suiza Foods Corporation, Suiza Dairy
              Group Holdings, Inc., Dairy Farmers of America, Inc., Dairy Rich,
              LLC and Mid-Am Capital, L.L.C.

23.1          Consent of PricewaterhouseCoopers LLP


----------

* Previously filed with the Registrant's Current Report on Form 8-K dated and filed January 7, 2002